                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   June 1, 1999 to June 30, 1999
Distribution Date:   July 15, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/B/C Note Amount
                                                                                                            or Certificate Amount
                                                                                                          -------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                      17,679,761.61                  163.7014964
          Class A-2 Note  Amount                                                               0.00                    0.0000000
          Class A-3 Note  Amount                                                               0.00                    0.0000000
          Class A-4 Note  Amount                                                               0.00                    0.0000000
          Class B  Note  Amount                                                                0.00                    0.0000000
          Class C  Note  Amount                                                                0.00                    0.0000000
          Certificates  Amount                                                                 0.00                    0.0000000

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                         235,687.93                    4.1333333
          Class A-2 Note  Amount                                                         658,246.17                    4.3941667
          Class A-3 Note  Amount                                                         451,807.50                    4.6916667
          Class A-4 Note  Amount                                                         683,567.50                    4.8583333
          Class B  Note  Amount                                                          193,515.00                    5.0000000
          Class C  Note  Amount                                                          160,686.50                    5.9000000
          Certificates  Amount                                                            98,758.03                    7.8166667

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)     504,713,799.33

(iv)   Class A-1 Notes Balance (end of Collection Period)                             39,341,509.33
        Class A-1 Pool Factor (end of Collection Period)                                                               0.3642732
        Class A-2 Notes Balance (end of Collection Period)                           149,800,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                               1.0000000
        Class A-3 Notes Balance (end of Collection Period)                            96,300,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                               1.0000000
        Class A-4 Notes Balance (end of Collection Period)                           140,700,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                               1.0000000
        Class B Notes Balance (end of Collection Period)                              38,703,000.00
        Class B Pool Factor (end of Collection Period)                                                                 1.0000000
        Class C Notes Balance (end of Collection Period)                              27,235,000.00
        Class C Pool Factor (end of Collection Period)                                                                 1.0000000
        Certificates Balance (end of Collection Period)                               12,634,290.00
        Certificates Pool Factor (end of Collection Period)                                                            1.0000000

(v)  Basic Servicing Fee                                                                 426,623.16                    0.7682415

(vi)   Aggregate Realized Losses                                                         804,558.28
        Aggregate Net Losses                                                             552,750.09
        Cummulative Net Losses for all periods                                         1,064,561.67

(vii)   Reserve Account Balance after Giving Effect to Payments                       14,885,087.30
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments             14,885,087.30
       Made on Distribution Date

                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   June 1, 1999 to June 30, 1999
Distribution Date:   July 15, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/B/C Note Amount
                                                                                                            or Certificate Amount
                                                                                                          -------------------------


        Distribution to Seller from Reserve Account                                            0.00
        Draws on Reserve Account                                                               0.00
        Deposits to Reserve Account                                                            0.00

(viii)  Class A-1 Notes Interest Carryover Shortfall                                           0.00                    0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                          0.00                    0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                          0.00                    0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                          0.00                    0.0000000
         Class B Notes Interest Carryover Shortfall                                            0.00                    0.0000000
         Class C Notes Interest Carryover Shortfall                                            0.00                    0.0000000
         Certificates Interest Carryover Shortfall                                             0.00                    0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                         0.00                    0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                         0.00                    0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                         0.00                    0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                         0.00                    0.0000000
         Class B Notes Principal Carryover Shortfall                                           0.00                    0.0000000
         Class C Notes Principal Carryover Shortfall                                           0.00                    0.0000000
         Certificates Principal Carryover Shortfall                                            0.00                    0.0000000

(ix)  Additional Principal Distributable Amount                                        1,901,547.65

(x)  Aggregate Purchase Amount of Receivables Repurchased by the                               0.00
       Seller or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                               Number                   Balance
                                                                                  --------------------------------------------------
           30-59 Days                                                                           387                    5,904,424.59
           60-89 Days                                                                            94                    1,436,357.48
           90 Days or More                                                                       87                    1,338,733.20
           Financed Vehicles Repossessed but not yet charged off                                 77                      920,829.91

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
---------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                      0.1141404
Weighted Average Remaining Term of Remaining Portfolio                                   56.5127070

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                             0.0023416
     (ii)   Preceding Collection Period                                                   0.0042473
     (iii)  Current Collection Period                                                     0.0055930
     (iv) Three Month Average                                                             0.0040606

Ending Portfolio Balance                                                                496,169,576.81


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